UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2016

San Juan Basin Royalty Trust

(Exact name of registrant as specified in its charter)

Texas	1-8032	75-6279898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Compass Bank, Trust Department

300 W. 7th Street, Suite B

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(866) 809-4553

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

San Juan Basin Royalty Trust (the “Trust”) held a special meeting of its unit holders on Monday, November 21, 2016, at 10:00 a.m. local time at BBVA Compass, Houston Tower, 2200 Post Oak Boulevard, 20th Floor, Houston, Texas 77056 (the “Special Meeting”).

At the Special Meeting, unit holders of the Trust were asked to consider and vote upon proposals from Southwest Bank and Robert Lansford, a senior business development officer at Southwest Bank (together, “Southwest Bank”). Southwest Bank proposed that Compass Bank be removed as trustee of the Trust and, if such proposal were adopted, that Southwest Bank be nominated and elected to serve as the successor trustee of the Trust.

Of the 46,608,796 units outstanding and entitled to vote as of the record date for the Special Meeting, 27,401,637 units were present at the Special Meeting in person or by proxy. As such, a quorum was established at the Special Meeting.

The preliminary voting results for Southwest Bank’s proposal to remove Compass Bank as trustee of the Trust, which were released on November 28, 2016 by the independent inspector of election of the Special Meeting, were as follows:

For	Against	Abstain
22,571,939	4,692,172	137,526

Based on these voting results, the foregoing proposal to remove Compass Bank as trustee of the Trust failed to obtain the affirmative vote of a majority of the units outstanding as required by the Trust’s trust indenture. Because Southwest Bank’s remaining proposals were contingent upon adoption of the foregoing proposal, all of Southwest Bank’s proposals failed.

Because none of the proposals qualified for discretionary voting treatment by a broker, there were no broker non-votes tabulated at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)

Date: November 28, 2016	By:	/s/ Joshua R. Peterson
Joshua R. Peterson
Vice President and Senior Trust Officer

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